UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 14, 2007 (March 8, 2007)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Adoption of the 2007 Long Term Incentive Plan for Senior Executives

On March 8, 2007, the Board of Trustees (the “Board”) of Glimcher Realty Trust (the “Registrant”), upon the recommendation and approval of the Executive Compensation Committee, approved the 2007 Long Term Incentive Plan for Senior Executives (the “Incentive Plan”). Participants in the Incentive Plan are senior executive officers including “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) (the “Named Executive Officers”)). Under the Incentive Plan, participants are eligible to receive an award in the form of restricted common shares and performance shares of the Registrant. At the time of the adoption of the Incentive Plan, restricted shares were issued and performance shares were allocated to senior executive officers, including the Registrant’s Named Executive Officers. The total number of performance shares allocated to all participants was 96,700. The issuance of the performance shares is subject to the Registrant achieving the performance measures described below.

Whether a participant receives performance shares under the Incentive Plan is determined by: (i) the outcome of the Registrant’s total shareholder return (“TSR”) for its common shares during the period of January 1, 2007 to December 31, 2009 (the “Performance Period”) as compared to the TSR for the common shares of a selected group of sixteen retail oriented real estate investment companies (the “Peer Group”) and (ii) the timely payment of quarterly dividends by the Registrant during the Performance Period on its common shares at dividend rates no lower than those paid during fiscal year 2006 (the “Dividend Criteria”). TSR is calculated as a percentage equal to the price appreciation of the Registrant’s common shares during the Performance Period plus dividends paid (on a cumulative reinvested basis). The performance share allocation made pursuant to the Incentive Plan is subject to the Dividend Criteria being approved by the Registrant’s shareholders at the Registrant’s 2007 annual meeting of shareholders currently scheduled for May 11, 2007.

Under the Incentive Plan, if the Registrant satisfies the Dividend Criteria, then a participant may be eligible to receive between 0%-200% of their respective allocated performance shares following the conclusion of the Performance Period based upon the Registrant’s TSR during the Performance Period as compared to the Peer Group. Any performance shares issued under the Incentive Plan will be granted from the Registrant’s 2004 Incentive Compensation Plan, as amended (the “2004 Plan”), pursuant to its terms and conditions. Lastly, under the Incentive Plan, if a change in control of the Registrant occurs during the Performance Period, the Performance Period will conclude on the date of the change in control, and the TSR will be based upon the value of the consideration provided for each share of the Registrant’s common stock in connection with the change in control transaction.

As part of the Incentive Plan, the Registrant also granted restricted common shares to its senior executive officers, including the Registrant’s Named Executive Officers. The total number of restricted common shares issued under the Incentive Plan to all participants was 40,300. The restricted common shares that were issued and granted vest over a five-year period in one-third annual installments beginning on the third anniversary of the grant date and each year thereafter until the fifth anniversary of the grant date. Restricted common share recipients have voting and dividend rights with the respect to the awarded shares. The restricted common shares were issued from the Registrant’s 2004 Plan pursuant to its terms and conditions.

The chart below shows restricted common shares issued and performance shares allocated to each participant under the Incentive Plan that is a Named Executive Officer.

Participant	Shares Issued	Performance Shares Allocated
Michael P. Glimcher, President & Chief Executive Officer	15,700	37,700
Marshall A. Loeb, Executive Vice President & Chief Operating Officer	6,800	16,400
Mark E. Yale, Executive Vice President, Chief Financial Officer & Treasurer	5,500	13,100
George A. Schmidt, Executive Vice President & Chief Investment Officer	5,500	13,100
Thomas J. Drought, Jr., Senior Vice President, Director of Leasing	3,400	8,200

Adoption of the 2007 Executive Bonus Plan

On March 8, 2007, the Board approved, upon the recommendation and approval of the Executive Compensation Committee, the 2007 Executive Bonus Plan (the “Plan”) for its senior executive officers, including its Named Executive Officers. The Plan establishes the percentage targets for bonus payments to such officers for performance incentives reached during fiscal year 2007. Under the Plan, each of the senior executive officers participating in the Plan has a bonus target that is a percentage of their respective base salary from which the bonus payment under the Plan will be determined. The bonus targets for each participant that is a Named Executive Officer is listed in the chart below:

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Position	Bonus Target
Michael P. Glimcher, President & Chief Executive Officer	85% of base salary
Marshall A. Loeb, Executive Vice President & Chief Operating Officer	50% of base salary
Mark E. Yale, Executive Vice President, Chief Financial Officer & Treasurer	50% of base salary
George A. Schmidt, Executive Vice President & Chief Investment Officer	50% of base salary
Thomas J. Drought, Jr., Senior Vice President, Director of Leasing	30% of base salary

A participant’s bonus payment amount under the Plan is determined based upon an evaluation of a participant’s individual performance and the Registrant’s operating performance. Individual performance is measured by the person’s achievement of goals or objectives established at the beginning of the year (the “Objectives Bonus Target”) and the Registrant’s performance is determined based upon a review and evaluation of our year-end Funds From Operations results (the “FFO Bonus Target”). A participant’s FFO Bonus Target is 70% of their respective Bonus Target (the “FFO Component”). A participant’s Objectives Bonus Target is 30% of their respective Bonus Target (the “Objectives Component”).

Based upon individual performance, participants may qualify to receive between 75%-125% of their Objectives Component. Based upon the Registrant’s corporate performance, participants may qualify to receive between 50%-150% of their FFO Component. Accordingly, if a participant is eligible to receive more than 100% of one or both of his respective Objectives Component and FFO Component, the amount granted to such participant may significantly exceed the bonus target set forth above. A participant’s bonus payment under the Plan is an amount that is the sum of the two components: (i) an amount equal to the percentage of the FFO Component that they are eligible to receive and (ii) an amount equal to the percentage of the Objectives Component that they are eligible to receive. Actual awards under the Plan may vary based on the Executive Compensation Committee’s evaluation of the Registrant’s year-end FFO performance as well as the participant achieving, exceeding, or failing to meet individual performance goals during the 2007 fiscal year.

Payment of Bonuses Under the 2006 Executive Bonus Plan

In addition to the adoption of the Plan and Incentive Plan, the Board, upon the recommendation and approval of the Executive Compensation Committee, has approved the payment of cash bonuses under the Registrant’s 2006 Executive Bonus Plan (the “2006 Plan”) to senior executive officers eligible to participate in the 2006 Plan. Each of the senior executive officers eligible to participate in the 2006 Plan is a Named Executive Officer. The 2006 compensation, including the bonus payments discussed herein, of each of these individuals will be discussed in our 2007 Proxy Statement. The bonus payments discussed below were the only bonus payments received by the senior executives listed below for 2006.

Under the 2006 Plan, participants were eligible to receive a bonus based upon an evaluation of individual performance and our year-end Funds From Operations (“FFO”) results. With respect to individual achievement, 2006 Plan participants were eligible to receive between 85%-105% of their respective bonus targets that related to individual performance. As for the FFO component of the bonus payment under the 2006 Plan, it was determined that the minimum FFO target under the 2006 Plan was not achieved; however, the Executive Compensation Committee conducted an evaluation of our year-end FFO performance and took into consideration the impact of one-time events that adversely affected our year-end FFO results despite significant individual achievement by the 2006 Plan participants. Based upon this evaluation and in light of the individual performance of the 2006 Plan participants, the Executive Compensation Committee decided to authorize a payment under the FFO component of the 2006 Plan that amounted to 25% of each participant’s FFO target. The bonus payments under the 2006 Plan were as follows:

Officer	2006 Bonus Payment
Michael P. Glimcher, President & Chief Executive Officer	$132,800
Mark E. Yale Executive Vice President & Chief Financial Officer, & Treasurer	$36,900
Marshall A. Loeb Executive Vice President & Chief Operating Officer	$52,900
George A. Schmidt, Executive Vice President & Chief Investment Officer	$39,400
Thomas J. Drought, Senior Vice President, Director of Leasing	$26,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: March 14, 2007	By:	/s/ Kim A. Rieck

Kim A. Rieck Senior Vice President, General Counsel & Secretary

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